Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Arena Pharmaceuticals, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333-45332, 333-45330, 333-62894, 333-86350, 333-135398, 333-160329, 333-182238, 333-189213, and 333-204999) on Form S-8 and (Nos. 333-112542, 333-136023, 333-160983, and 333-167498) on Form S-3 of Arena Pharmaceuticals, Inc. of our reports dated February 29, 2016, with respect to the consolidated balance sheets of Arena Pharmaceuticals, Inc. and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 10-K of Arena Pharmaceuticals, Inc.

/s/ KPMG LLP
San Diego, California
February 29, 2016